SUB-ITEM 77Q3


Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A,74U, and 74V.

For period ending 4/30/2007
File number 811-6463
Series No.: 1


 72DD.1. Total income dividends for which record date passed during the period.
         (000's Omitted)
         Class A                     12,741
      2. Dividends for a second class of open-end company shares
         (000's Omitted)
         Class R                        100
         Institutional Class          3,275

 73A. Payments per share outstanding during the entire current period:
      (form nnn.nnnn)
      1. Dividends from net investment income
         Class A                     0.1854
      2. Dividends for a second class of open-end company shares (form nnn.nnnn)
         Class R                     0.1380
         Institutional Class         0.2954

 74U. 1. Number of shares outstanding (000's Omitted)
         Class A                     71,908
      2. Number of shares outstanding of a second class of open-end company shares (000's Omitted)
         Class B                      8,481
         Class C                      7,531
         Class R                        986
         Institutional Class         15,902

 74V. 1. Net asset value per share (to nearest cent)
         Class A                      32.34
      2. Net asset value per share of a second class of open-end company shares (to nearest cent)
         Class B                      30.07
         Class C                      30.09
         Class R                      32.03
         Institutional Class          32.77